EXHIBIT 1





          $50,000,000 in Aggregate Liquidation Amount

          EQUITABLE OF IOWA COMPANIES CAPITAL TRUST II
                      (A Delaware Trust)

               8.424% Series A Capital Securities

        (Liquidation Amount $1,000 per Capital Security)



                       PURCHASE AGREEMENT
                       __________________

                                        March 31, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
5500 Sears Tower
Chicago, IL 60606

Ladies and Gentlemen:

          Equitable of Iowa Companies Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.) and Equitable of Iowa Companies, an Iowa corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement with Merrill Lynch & Co. and Merrill Lynch, Pierce Fenner & Smith Incorporated (collectively, "Merrill Lynch" or the "Initial Purchaser"), with respect to the issue and sale by the Trust and the purchase by the Initial Purchaser of $50,000,000 in aggregate liquidation amount of the 8.424% Series A Capital Securities (Liquidation Amount $1,000 per Capital Security) representing undivided beneficial interests in the assets of the Trust (the "Series A Capital Securities").

          The Series A Capital Securities will be guaranteed by the Company, to the extent set forth in the Offering Memorandum (as defined below), with respect to distributions and amounts payable upon liquidation or redemption and otherwise under the Series A Capital Guarantee of the Company pursuant to the Series A Capital Securities Guarantee Agreement (together, the "Series A Capital Securities Guarantee") to be dated as of the Closing Time (as defined in Section 2(b) hereof) between the Company and First National Bank of Chicago, as trustee (the "Guarantee Trustee").

          The entire proceeds from the sale of the Series A Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase $51,550,000 in aggregate principal amount of 8.424% Series A Subordinated Deferrable Interest Debentures due April 1, 2027 (the "Series A Subordinated Debentures") issued by the Company. The Series A Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of or prior to the Closing Time (the "Declaration"), among the Company, as Sponsor, Fred S. Hubbell, Paul E. Larson and John A. Merriman as administrative trustees (the "Administrative Trustees"), First National Bank of Chicago, as property trustee (the "Property Trustee"), and First Chicago Delaware Inc., as Delaware trustee (the "Delaware Trustee" and, together with the Property Trustee and the Administrative Trustees, the "Trustees"). The Common Securities will be guaranteed by the Company, to the extent set forth in the Offering Memorandum, with respect to distributions and payments upon liquidation and redemption pursuant to the terms of the Common Securities Guarantee Agreement(together, the "Common Securities Guarantee") to be dated as of the Closing Time between the Company and the Trust. The Series A Subordinated Debentures will be issued pursuant to an indenture, dated as of March 31, 1997 (together with other amendments or supplements thereto, the "Indenture") between the Company and First National Bank of Chicago as trustee (the "Debenture Trustee"). The Series A Capital Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (the "DTC Agreement"), among the Trust, the Property Trustee and DTC.

          The Series A Capital Securities, the Series A Capital Securities Guarantee and the Series A Subordinated Debentures are collectively referred to herein as the "Series A Securities". Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

          The Series A Capital Securities will be subject to the registration rights set forth in a registration rights agreement (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Time substantially in the form of Exhibit A. Pursuant to the Registration Rights Agreement, the Trust and the Company will agree, among other things, to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") relating to the 8.424% Series B Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Series B Capital Securities"), the Series B Capital Securities Guarantee of the Company pursuant to the Series B Capital Securities Guarantee Agreement (together, the "Series B Capital Securities Guarantee"), and the 8.424% Series B Subordinated Deferrable Interest Debentures due April 1, 2027 (the "Series B Subordinated Debentures" and, collectively with the Series B Capital Securities and the Series B Capital Securities Guarantee, the "Series B Securities"), to be offered in exchange for the Series A Securities (such offer to exchange being referred to herein as the "Exchange Offer") and/or
(ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Securities.

          The Series A Securities and the Series B Securities are jointly referred to as the "Securities"; the Series A Capital Securities and the Series B Capital Securities are jointly referred to as the "Capital Securities"; the Series A Subordinated Debentures and the Series B Subordinated Debentures are jointly referred to as the "Subordinated Debentures"; and the Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee are jointly referred to as the "Capital Securities Guarantees." The Indenture, the Declaration, the Registration Rights Agreement, the DTC Agreement, the Series A Capital Securities Guarantee and this Agreement are hereinafter referred to collectively as the "Operative Documents."

          The Offerors understand that the Initial Purchaser proposes to make an offering of the Series A Capital Securities (as guaranteed by the Series A Capital Securities Guarantee) on the terms and in the manner set forth herein and agree that the Initial Purchaser may resell in accordance with applicable law, subject to the conditions set forth herein, all or a portion of the Capital Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Series A Capital Securities are to be offered and sold through the Initial Purchaser without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Series A Capital Securities, investors that acquire Series A Capital Securities may only resell or otherwise transfer such Capital Securities if such Capital Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated by the Commission under the 1933 Act (the "1933 Act Regulations")).

          The Offerors will deliver to the Initial Purchaser, as soon as practicable, but not later than April 1, 1997, copies of an offering memorandum for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Series A Capital Securities (the "Offering Memorandum"). "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (or any amendment or supplement to such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Offerors to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Series A Capital Securities.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "specified" or "stated" in the Offering Memorandum (including other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

     SECTION 1.     Representations and Warranties.

               (a) The Offerors jointly and severally represent and warrant to the Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with the Initial Purchaser as follows:

               (i) The Offerors have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Series A Capital Securities in a manner that would require the Series A Capital Securities to be registered under the 1933 Act.

              (ii) The Offering Memorandum as of its date does not, and as of the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therin, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to any statements contained in or omitted from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Offerors in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

             (iii) Each of the Capital Securities, the Capital Securities Guarantees and the Subordinated Debentures satisfy the eligibility requirements of Rule 144A(d)(3) under the 1933 Act.

              (iv) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date thereof and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (v) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent auditors with respect to the Company under Rule
101 of the AICPA's Code of Professional Conduct and its interpretations and rulings.

              (vi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's authorization; and (ii) assets are safeguarded and transactions are recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and, as of the Closing Time, the Company will continue to maintain such a system.

             (vii) The consolidated financial statements, together with the related schedules and notes thereto included in the Offering Memorandum, present fairly in all material respects the financial position of the Company and its Subsidiaries (as defined below) at the dates indicated and the consolidated statement of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as noted therein. The supporting schedules, if any, included in the Offering Memorandum present fairly the information required to be stated therein. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated audited financial statements included in the Offering Memorandum except as noted therein.

            (viii) Since the date as of which information is given in the Offering Memorandum, and except as otherwise described or stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust (a "Trust Material Adverse Effect") or the Company and its Subsidiaries (as defined below) considered as one enterprise (a "Company Material Adverse Effect," together with a Trust Material Adverse Effect, a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Trust or the Company or any of its Subsidiaries which are material with respect to the Trust or the Company and its Subsidiaries considered as one enterprise, other than those in the ordinary course of business and (C) there has not been any material change in the long term debt of the Company.

              (ix) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Offering Memorandum, to enter into and perform its obligations under each of the Operative Documents, to hold the Common Securities issued by the Trust, to issue and to deliver the Subordinated Debentures, the Capital Securities and the Capital Securities Guarantees; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Company Material Adverse Effect.

               (x) Each of the corporations of which a majority of the outstanding voting equity securities are owned, directly or indirectly, by the Company ("Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Offering Memorandum, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Company Material
Adverse Effect.

              (xi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization of the Company"; since the date indicated in the Offering Memorandum there has been no change in the consolidated capitalization of the Company and its Subsidiaries (other than changes in outstanding Common Stock resulting from employee benefit plan or dividend reinvestment and stock purchanse plan transactions); and all of the issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Offering Memorandum.

             (xii)  Each of Equitable Life Insurance Company of Iowa
(Equitable Life"), USG Annuity & Life Company ("USG"), Golden American Life Insurance Company ("Golden American") and First Golden American Life Insurance Company of New York ("First Golden"), and each other Subsidiary of the Company, if any, which is engaged in the business of insurance or reinsurance (collectively, the "Insurance Subsidiaries") holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the "Insurance Licenses")) as are necessary to the conduct of its business as described in the Offering Memorandum; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses;
except as disclosed in the Offering Memorandum, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; except as disclosed in the Offering Memorandum, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

            (xiii) Except as disclosed in the Offering Memorandum, the Company and the Insurance Subsidiaries have made no material changes in their insurance reserving practices since the most recent audited financial statements included or incorporated in the Offering Memorandum.

             (xiv) All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent any such violation or default would not have a material adverse effect on such Insurance Subsidiary; no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company and the Insurance Subsidiaries, the Company and the Insurance Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Offering Memorandum.

              (xv) The statutory financial statements of the Insurance Subsidiaries from which certain ratios and other statistical data included or incorporated in the Offering Memorandum have been derived, have for each relevant period been prepared in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

             (xvi) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Series A Capital Securities, the Common Securities, the Declaration and the Registration Rights Agreement; the Trust is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a Trust Material Adverse Effect; the Trust is not a party to or otherwise bound by any agreement other than those described in the Offering Memorandum; the Trust is and will under current law be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and as of the Closing Time the Trust is and will be treated as a subsidiary of the Company pursuant to generally accepted accounting principles.

            (xvii) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Offering Memorandum, will be validly issued and will represent undivided common beneficial interests in the assets of the Trust and will conform in all material respects to the description therof contained in the Offering Memorandum; the issuance of the Common Securities is not subject to preemptive or other similar rights; and, at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly or indirectly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

           (xviii) This Agreement has been duly authorized and, at the Closing Time will have been duly executed and delivered by the Company and the Trust;

             (xix) The Declaration has been duly authorized by the Company and, at theClosing Time, will have been duly executed and delivered by the Company and the Administrative Trustees and assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee and the Property Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"); and the Declaration will conform in all material respects to the description thereof in the Offering Memorandum.

              (xx) The Series A Capital Securities have been duly authorized and, when issued and delivered by the Trust pursuant to this Agreement against payment therefore as provided herein, will be validly issued and fully paid and nonassessable undivided beneficial interests in the assets of the Trust, and will conform in all material respects to the description thereof in the Offering Memorandum; the issuance of the Series A Capital Securities is not subject to preemptive or other similar rights; and the Series B Capital Securities have been duly authorized by the Trust and, in the event of the consummation of the Exchange Offer, will be validly issued and fully paid and nonassessable undivided common beneficial interests in the assets of the Trust; and (subject to the terms of the Declaration) holders of Series A Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the laws of the State of Delaware.

             (xxi) Each of the Series A Capital Securities Guarantee, the Series B Capital Securities Guarantee and the Common Guarantee has been duly authorized by the Company and, at the Closing Time, the Series A Capital Securities Guarantee will have been duly executed and delivered by the Company and assuming due authorization, execution and delivery of the Series A Capital Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Series A Capital Securities Guarantee will conform in all material respects to the description thereof in the Offering Memorandum. In the event the Exchange Offer is consummated, the Series B Capital Securities Guarantee will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of the Series B Capital Securities Guarantee by First National Bank of Chicago as trustee, (the "Series B Capital Securities Guarantee Trustee")), will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Series B Capital Securities Guarantee will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (xxii) The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Debenture Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by the Bankruptcy
Exceptions; the Indenture will conform in all material respects to the description thereof in the Offering Memorandum. In the event the Exchange Offer is consummated, the Indenture will have been duly qualified under the Trust Indenture Act.

           (xxiii) The issuance and delivery of the Subordinated Debentures have been duly authorized by the Company and, at the Closing Time, the Series A Subordinated Debentures will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Offering Memorandum, will constitute valid and binding obligations of the Company; and the Series B Subordinated Debentures have been duly authorized by the Company and, when duly executed by the Company and authenticated in the manner provided in the Indenture, and delivered in exchange for the Series A Subordinated Debentures will constitute valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their terms, except to the extent enforcement thereof may be limited by the Bankruptcy Exceptions. The Subordinated Debentures will conform in all material respects to the description thereof in the Offering Memorandum; and the Subordinated
Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture.

            (xxiv) At the Closing Time, the Registration Rights Agreement will have been duly authorized, executed and delivered by each of the Trust and the Company and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the valid and binding obligation of each of the Trust and the Company enforceable against each of the Trust and the Company in accordance with the terms thereof, except to the extent enforcement thereof may be limited by the Bankruptcy Exceptions; and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

             (xxv) The Series A Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company.

            (xxvi) Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

           (xxvii) None of the Offerors is an "investment company" or a "company controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxviii) None of the Company, any Subsidiary or the Trust is in violation of its charter, bylaws, certificate or declaration of trust, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties or assets may be subject, except for such violations or defaults that would not have a Material Adverse Effect. The execution and delivery of the Operative Documents, the issuance and delivery of the Series A Capital Securities, the Series A Capital Securities Guarantee, the Series A Subordinated Debentures, the Common Securities Guarantee and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action on the part of the Company and the Trust and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary nor any violation of the Declaration or Trust Certificate, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Trust or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Trust or any Subsidiary is a party or by which it may be bound or to which any of its properties or assets may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Trust or any Subsidiary or any of their respective properties or assets.

            (xxix) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required in connection with the issuance and sale of the Series A Capital Securities, the Common Securities, the Series A Subordinated Debentures, the Series A Capital Securities Guarantee or the Common Securities hereunder, except for such as may be required under the 1933 Act, the 1934 Act or state securities or insurance laws.

             (xxx) The Series A Capital Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class (within the meaning of Rule 144A) as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted on a U.S. automated interdealer quotation system.

            (xxxi) None of the Company, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act for any person or entity, "Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchaser or any person acting on behalf of the Initial Purchaser, as to whom the Company makes no representation) has engaged, or will engage, in connection with the offering of the Series A Capital Securities, in any form of general solicitation or general advertising within the meaning of Section 502(c) under the 1933 Act.

           (xxxii) Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6, it is not necessary on connection with the offer, sale and delivery of the Series A Capital Securities to the Initial Purchaser and each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Series A Capital Securities under the 1933 Act and neither the Company nor the Trust shall take any action to cause the resale of the Series A Capital Securities by the Initial Purchaser to violate Section 5 of the 1933 Act.

          (xxxiii) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated position, stockholders' equity or results of operations of the Company and its Subsidiaries considered as one enterprise; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (b) Any certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Initial Purchaser as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Initial Purchaser; Closing.

               (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Trust, 50,000 of the Series A Capital Securities at a price of $1,000 per Series A Capital Security.

               (b) Deliveries of a certificate for the account of the Initial Purchaser for the Series A Capital Securities shall be made at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 and payment of the purchase price for the Series A Capital Securities shall be made by the Initial Purchaser to the Trust by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by the Initial Purchaser and the Offerors, at 10:00 a.m. (New York time) on April 3, 1997 or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").

          Certificates for the Series A Capital Securities shall be in such denominations and registered in such names as the Initial Purchaser may request in writing at least one business day before the Closing Time. The certificates representing the Series A Capital Securities which are not resold to institutional "accredited investors" shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchaser in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

               (c) As compensation to the Initial Purchaser for its commitment hereunder and in view of the fact that the proceeds of the sale of the Series
A Capital Securities will be used to purchase Series A Subordinated
Debentures of the Company, the Company hereby agrees to pay at the Closing
Time to the Initial Purchaser, $10 per Series A Capital Security to be delivered by the Trust hereunder at the Closing Time.

               (d) The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer (as defined in Section 6(a)(i)) and an Institutional Accredited Investor (as defined in
Section 6(a)(i)).

     SECTION 3.  Covenants of the Offerors.

     Each of the Offerors jointly and severally agrees with the Initial Purchaser as follows:

               (a) The Offerors, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

               (b) The Offerors will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Offerors of information relating to the offering of the Series A Capital Securities to the Initial Purchaser with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Series A Capital Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Offerors, any material changes in or affecting the earnings, business affairs or business prospects of the Trust, or the Company and its Subsidiaries considered as one enterprise, which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel or counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

               (c) The Offerors will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

               (d) The Offerors shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Series A Capital Securities.

               (e) The Offerors will cooperate with the Initial Purchaser and use reasonable efforts to permit the Series A Capital Securities to be eligible for clearance and settlement through the facilities of DTC.

               (f) The Trust will use the net proceeds received by it from the sale of the Series A Capital Securities, and the Company will use the proceeds received by it from the sale of the Series A Subordinated Debentures, in the manners specified in the Offering Memorandum under "Use of Proceeds".

               (g) The Offerors will endeavor, in cooperation with the Initial Purchaser, to qualify, or confirm or perfect an exemption regarding, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Initial Purchaser may designate; provided, however, that the Offerors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified. In each jurisdiction in which the Series A Capital Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Securities.

               (h) Prior to 30 days after the date hereof, neither the Trust nor the Company will, without the prior written consent of the Initial Purchaser, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, Capital Securities, any security convertible into exchangeable or exercisable for Capital Securities or the Subordinated Debentures or any debt securities substantially similar (including provisions with respect to the deferral of interest) to the Subordinated Debentures or any equity security substantially similar to the Capital Securities (except for the Securities issued pursuant to this Agreement) or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Capital Securities, whether such swap transaction is to be settled by delivery of Capital Securities or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to any disposal of the Subordinated Debentures following any liquidation of the Trust.

               (i) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date of the Offering Memorandum or if the information reported in the Offering
Memorandum, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

     SECTION 4.  Payment of Expenses.

               (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Series A Capital Securities, the Series A Capital Securities
Guarantee and the Series A Subordinated Debentures to the Initial Purchaser,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (vi) rating agency fees, (vii) the fees and expenses of any trustee appointed under any of the Operative
Documents or the Capital Securities Guarantees, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents, (viii) the printing and delivery to the Initial Purchaser of copies of the Blue Sky Survey and any Legal Investment Survey and (ix) the cost of qualifying the Capital Securities with the DTC.

               (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or
Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of LeBoeuf, Lamb, Greene & MacRae L.L.P., counsel for the Initial Purchaser.

     SECTION 5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

               (a) At the Closing Time the Initial Purchaser shall have received:

                    (1) The favorable opinion, dated as of the Closing Time, of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

                         (i)  Each of the Company and Equitable Life, Equitable
American Insurance Company, Equitable Investment Services, Inc. and Locust Street Securities, Inc. has been duly incorporated and is validly existing under the laws of the State of Iowa, USG has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oklahoma, Golden American has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and each of EIC Variable, Inc. and First Golden has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, in each case with corporate power and authority to carry on the business in which it is engaged and to own, lease and operate its properties and conduct its business as described in the Offering Memorandum;

                        (ii) The capital stock of the Company conforms in all material respects to the description thereof in the Offering Memorandum;

                       (iii) The Trust is not required to be qualified and in good standing as a foreign company in Iowa, except to the extent that the failure to so qualify or be in good standing would not have a Trust Material Adverse Effect; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Offering Memorandum;

                        (iv) The Declaration has been duly authorized, executed and delivered by the Company and the Trustees and is a valid and binding obligation of the Company, enforceable against the Company and each of the Administrative Trustees in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions;

                         (v)  All legally required proceedings in connection
with the authorization, issuance and validity of the Series A Securities and the sale of the Series A Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Series A Securities invalid) have been taken and all legally required orders, consents or other authorizations or approvals of any other public boards or bodies in connection with the authorization, issuance and public boards or Series A Securities and the sale of the Series A Securities in accordance with this Agreement (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdictions, as to which no opinion need be expressed) have been obtained and are in full force and effect;
                        (vi) Each of the Series A Capital Securities, the Series A Capital Securities Guarantee and the Series A Subordinated Debenture satisfies the eligibility requirements of Rule 144A(d)(3) under the 1933 Act.

                       (vii) Each of the documents incorporated by reference in the Offering Memorandum at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable;

                       (vii) The Common Securities, the Capital Securities, the Subordinated Debentures, the Capital Securities Guarantees, the Common Securities Guarantee, the Declaration and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

                        (ix) The descriptions in the Offering Memorandum and each amendment or supplement thereto of regulations, statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown and such counsel does not know of any legal or governmental proceedings required to be described in the Offering Memorandum or any amendment or supplement thereto that are not so described (or the descriptions of which are not incorporated by reference) or of any contracts or documents of a character required to be described in the Offering Memorandum or any amendment or supplement thereto that are not so described (or the descriptions of which are not incorporated by reference).

                         (x)  All of the issued and outstanding Common
Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right;

                        (xi) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by each of the Trust and the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

                       (xii) The Capital Securities Guarantees and the Common Securities Guarantee have been duly authorized by the Company and the Series A Guarantee has been duly executed and delivered by the Company and assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions. In the event the Exchange Offer is consummated pursuant to the terms of such Exchange Offer, the Series B Guarantee, assuming it is duly executed and delivered by the Company and duly authorized, executed, and delivered by the Series B Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions

                      (xiii) The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debenture Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

                       (xiv) The issuance and delivery of the Series A Subordinated Debentures have been duly authorized by the Company and the Series A Subordinated Debentures have been duly executed and delivered by the Company and, when authenticated by the Debenture Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in the Offering Memorandum, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

                        (xv) The Series B Subordinated Debentures have been duly authorized by the Company and when executed by the Company and authenticated by the Debenture Trustee in the manner provided for in the Indenture and delivered in exchange for the Series A Subordinated Debentures pursuant to the terms of the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

                       (xvi) Neither the Company nor the Trust is an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act;

                      (xvii) The execution, delivery and performance of this Agreement, the Operative Documents and the issuance and delivery of the Capital Securities, the Capital Securities Guarantees, the Common Securities Guarantee, the Subordinated Debentures and the consummation of the transactions contemplated herein and therein; and the compliance by each of the Offerors with their respective obligations hereunder and thereunder do not and will not conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or any of its Subsidiaries or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or bound, or result in a violation of any statute or regulation, or any order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries;

                      (xiii) Each Insurance Subsidiary holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, Insurance Licenses) which are necessary to the conduct of its business as described in the Offering Memorandum; to the best knowledge of such counsel, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and, except as disclosed in the Offering Memorandum, to the knowledge of such counsel, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent; and

                       (xix) To the best knowledge of such counsel, all reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent any such violation or default would not have a material adverse effect on such Insurance Subsidiary.

          Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Offering Memorandum (except for financial statements and related schedules included or incorporated by reference therein as to which such counsel need not express an opinion) as of the date thereof does not, and as of the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except such counsel need express no opinion as to statements contained in or omitted from such documents made in reliance upon and in conformity with information furnished to the Offerors in writing by the Initial Purchaser expressly for use in such documents).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of Delaware, Iowa and the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchaser and (B) as to matters of Delaware Law, upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, in which case the opinion shall state that such counsel believes that you and such counsel are entitled to so rely.

                    (2) The Offerors shall have furnished to the Initial Purchaser the opinion of Shaw, Pittman, Potts & Trowbridge, counsel for the Offerors, covering matters set forth in subparagraphs (b)(1)(xi) (relating solely to the enforceability of the Registration Rights Agreement), (xiii),
(xiv) and (xv) above.

                    (3) The favorable opinion, dated as of Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

                         (i)  The Trust has been duly created and is validly
existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                        (ii) Under the Delaware Act and the Declaration, the Trust has the power and authority to own property and conduct its business, all as described in the Offering Memorandum.

                       (iii) The Declaration constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally,
(ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification and contribution.

                        (iv) Under the Delaware Act and the Declaration, the Trust has the power and authority to (i) execute and deliver, and to perform its obligations under, this Agreement and the Registration Rights Agreement and
(ii) issue, and perform its obligations under, the Capital Securities and Common Securities.

                         (v)  Under the Delaware Act and the Declaration, the
execution and delivery by the Trust of this Agreement and the Registration Rights Agreement, and the performance by the Trust of its obligations hereunder and under the Registration Rights Agreement, have been duly authorized by all necessary action on the part of the Trust.

                        (vi) The certificates for the Series A Capital Securities are in due and proper form, the Series A Capital Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to qualifications hereinafter expressed in this paragraph (vi), fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Series A Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Series A Capital Securities may be obligated to make payments as set forth in the Declaration.

                       (vii) The certificates for the Series B Capital Securities are in due and proper form and the Series B Capital Securities have been duly authorized by the Declaration. The Series B Capital Securities issuable in the Exchange Offer, when issued and delivered in such Exchange Offer upon the terms and conditions thereof, will be duly and validly issued subject to qualifications hereinafter expressed in this paragraph (vii), fully paid and nonassessable undivided beneficial interests in the assets of the Trust and the holders of the Series B Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Series B Capital Securities may be obligated to make payments as set forth in the Declaration.

                      (viii) The Common Securities have been duly authorized by the Declaration and are duly and validly issued and represent undivided beneficial interests in the assets of the Trust.

                        (ix) Under the Delaware Act and the Declaration, the issuance of the Capital Securities is not subject to preemptive rights.

                         (x)  The issuance and sale by the Trust of the Capital
Securities and Common Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of this Agreement and the Registration Rights Agreement, the consummation by the Trust of the transactions contemplated hereby and by the Registration Rights Agreement and compliance by the Trust with its obligations hereunder and thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation.

                    (4) The favorable opinion, dated as of Closing Time, of the law department of the First National Bank of Chicago, counsel of the First National Bank of Chicago, as Property Trustee under the Declaration, and Guarantee Trustee under the Capital Securities Guarantees, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

                         (i)  The First National Bank of Chicago is a national
banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Series A Guarantee.

                        (ii) The execution, delivery and performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Series A Guarantee have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Declaration and the Capital Securities Series A Guarantee have been duly executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except to the extent the enforcement thereof may be limited by the Bankruptcy Exceptions.

                       (iii) The execution, delivery and performance of the Declaration and the Series A Guarantee by the Property Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee and the Guarantee Trustee, respectively.

                        (iv) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Declaration and the Series A Guarantee.

                    (5) The opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., special tax counsel to the Offerors, that
(i) the Series A Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) the discussion set forth in the Offering Memorandum under the heading "Certain United States Federal Income Tax Consequences" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion.

                    (6) The favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser with respect to the incorporation and legal existence of the Company, the Capital Securities, the Indenture, the Capital Securities Guarantee, this Agreement, the Registration Rights Agreement and other related matters as the Initial Purchaser may require. In giving its opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to certain matters of Iowa and Delaware law upon the opinions of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. and Richards, Layton & Finger, P.A., counsel for the Offerors, which shall be delivered in accordance with Section 5(a)(1) and 5(a)(3) hereto.

               (b) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of an executive officer of the Company, and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that except as disclosed in the Offering Memorandum, (i) there has been no such material adverse change or development or event, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

               (c) At the time of the execution of this Agreement and at the Closing Time, Ernst & Young LLP shall have furnished to the Initial Purchaser a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance satisfactory to the Initial Purchaser, confirming that they are independent auditors with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and stating in effect that:

                    (i) in their opinion the audited financial statements and financial statement schedules incorporated in the Offering Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                   (ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company, Equitable Life, USG and Golden American; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated into the Offering Memorandum, nothing came to their attention which caused them to believe that there were any changes, at a specified date not more than five business days prior to the date of the letter, in the debt of the Company and its subsidiaries or capital stock of the Company or, to the extent such information is available, there were any decreases in the stockholders' equity of the Company, as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Offering Memorandum, or, to the extent such information is available, there were any decreases, as compared with the corresponding period in the preceding year, in net investment income, total revenues, income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchaser; and

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Offering Memorandum, including, without limitation, the information set forth under the captions "Ratio of Earnings to Fixed Charges" and such other captions as the Initial Purchaser may reasonably request in the Offering Memorandum, the information included or incorporated in Items 1, 5, 6, 7, 11 and 13 of the Company's most recent Annual Report on Form 10-K, incorporated in the Offering Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

               (d) At Closing Time, counsel for the Initial Purchaser shall have been furnished with the Registration Rights Agreement, executed by the Company and the Trust, and such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Series A Capital Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Series A Capital Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

               (e) At Closing Time, the Series A Capital Securities shall be "rated BBB-" or higher by Standard & Poor's Corporation ("S&P") or "Baa3" or higher by Moody's Investors Services ("Moody's") and the Trust shall have delivered to the Initial Purchaser a letter, dated the Closing Time, from S&P or Moody's, or other evidence satisfactory to the Initial Purchaser, confirming that the Series A Capital Securities have such ratings; and there shall not have occurred any decrease in the ratings of the Series A Capital Securities or any other security of the Company by either S&P or Moody's and neither S&P nor Moody's shall have publicly announced that it has under surveillance or review its rating of the Series A Capital Securities or any other security of the Company; it being understood that the negative outlook in existence as of the date hereof with respect to certain of the debt securities of the Company shall not be deemed to be such a public announcement.

               If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7 and 9 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Subsequent Offers and Sales of the Series A Capital Securities.

               (a) Offer and Sale Procedures. The Initial Purchaser and the Offerors hereby establish and agree to observe the following procedures in connection with the offer and sale of the Series A Securities:

                    (i) Offers and Sales Only to Institutional Accredited Investors and Qualified Institutional Buyers. Offers and sales of the Series A Capital Securities will be made only by the Initial Purchaser or an affiliate thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers
(as defined in Rule 144A under the 1933 Act) ("Qualified Institutional Buyers") or (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the Initial Purchaser reasonably believe to be and, with respect to sales and deliveries, that are accredited investors
("Institutional Accredited Investors").

                   (ii) No General Solicitation. The Series A Capital Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Series A Capital Securities.

                  (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Series A Capital Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer.

                   (iv) Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Series A Capital Securities from such Initial Purchaser or affiliate, as the case may be, that the Series A Capital Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company and
(2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) an exemption from registration under the 1933 Act (including the exemption provided by Rule 144), if available.

                    (v) Minimum Amount. No sale of the Series A Capital Securities to any one Subsequent Purchaser will be in blocks of less than U.S.$100,000 liquidation amount.

                   (vi) Restrictions on Transfer. The transfer restrictions and the other provisions of the Declaration, including the legend required thereby, shall apply to the Series A Capital Securities except as otherwise agreed by the Offerors and the Initial Purchaser. Following the sale of the Series A Capital Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Offerors for any losses, damages or liabilities suffered or incurred by the Offerors, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Capital Security.

                  (vii) Delivery of Offering Memorandum. The Initial Purchaser will deliver to each purchaser of the Series A Capital Securities from the Initial Purchaser, in connection with its original distribution of the Series A Capital Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

               (b) Covenants of the Offerors. Each of the Offerors, jointly and severally, covenants with the Initial Purchaser as follows:

                    (i) Due Diligence. In connection with the original distribution of the Series A Capital Securities, the Offerors agree that, prior to any offer or sale of the Series A Capital Securities by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Trust, the Company and its subsidiaries. The Offerors also agree to provide answers to inquiries from each prospective Subsequent Purchaser of Series A Capital Securities who so requests concerning the Trust, Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to each prospective Subsequent Purchaser without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law or contractual restriction) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

                   (ii) Integration. The Offerors agree that they will not and will cause their affiliates not to make any offer or sale of securities of the Offerors of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Series A Capital Securities by the Trust to the Initial Purchaser, (ii) the resale of the Series A Capital Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Series A Capital Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by
Section 4(2) thereof or by Rule 144A thereunder,

                  (iii) Rule 144A Information. The Company agrees that, in order to render the Series A Capital Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Series A Capital Securities remain outstanding, the Company will make available, upon request, to any holder of Series A Capital Securities or prospective purchasers of Series A Capital Securities the information specified in Rule 144A(d)(4), unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

                   (iv) Restriction on Repurchases. Until the expiration of three years (or such shorter period as may hereafter be referred to in Rule 144(k) (or similar successor rule)) after the original issuance of the Series A Capital Securities, the Offerors will not, and will cause their affiliates not to, purchase or agree to purchase or otherwise acquire any Series A Capital Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner, or otherwise unless, immediately upon any such purchase, the Offerors or any affiliate shall submit such Series A Capital Securities to the Trustee for cancellation; provided, that any affiliate which is an insurance company need not deliver such securities to the Trustee for cancellation for so long as such affiliate continues to hold such Series A Capital Securities for its own account.

               (c) Resale Pursuant to Rule 144A. The Initial Purchaser understands that the Series A Capital Securities have not been and will not be registered under the 1933 Act and may not be offered or sold except pursuant to an exemption from the registration requirements of the 1933 Act. The Initial Purchaser represents and agrees, that, except as permitted below, it has offered and sold Series A Capital Securities and will offer and sell Series A Capital Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Series A Capital Securities commences and the Closing Time, only in accordance with Rule 144A under the 1933 Act or to Institutional Accredited Investors. Accordingly, neither the Initial Purchaser and its affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Series A Capital Securities. The Initial Purchaser represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Series A Capital Securities, except with its affiliates that are Qualified Institutional Buyers or with the prior written consent of the Offerors.

               (d) Compliance with Other Laws. The Initial Purchaser acknowledges that no action has been taken to permit a public offering of the Series A Capital Securities in any jurisdiction outside of the United States where action would be required for such purpose.

               (e) No Offers or Sales outside the United States. The Initial Purchaser agrees that it will not offer or sell any Series A Capital Securities in any jurisdiction outside of the United States.

     SECTION 7.  Indemnification.

               (a) The Offerors agree to jointly and severally indemnify and hold harmless the Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Offerors; and

                  (iii) against any and all expenses whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by the Initial Purchaser expressly for use in the Offering Memorandum;

               (b) The Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors and officers, the Trust, the Administrative Trustees and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company or the Trust by the Initial Purchaser expressly for use in the Offering Memorandum.

               (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

               (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in
Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Offerors and the Initial Purchaser shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity the Company, the Trust and the Initial Purchaser, as is incurred, in such proportions that (a) the Initial Purchaser is responsible for the amount represented by the total commission for the Initial Purchaser appearing on the cover page of the Offering Memorandum, it being understood that such amount shall not include any amounts received by the Initial Purchaser with respect to the payment or reimbursement of any expenses or fees, including attorney's fees and, (b) the Offerors are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Initial Purchaser, and each officer and director of the Company, each Administrative Trustee and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Trust.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Series A Capital Securities to the Initial Purchaser.

     SECTION 10.  Termination of Agreement.

               (a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Series A Capital Securities or to enforce contracts for the sale of the Series A Capital Securities, or (ii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of such exchange or such system or by order of the Commission or any other governmental authority or (iii) if a banking moratorium has been declared by either federal, New York, Delaware or Iowa authorities, or (iv) if there has been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

               (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 11.  Notices.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to the Initial Purchaser c/o Merrill Lynch at 5500 Sears Tower, Chicago, Illinois 60606, attention of David C. Sherwood, Director, with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, Attention of Michael Groll, Esq.; notices to the Offerors shall be directed to Equitable of Iowa Companies, 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50306-1635, attention of Secretary/General Counsel, with a copy to Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., 1900 Hub Tower, Des Moines, Iowa 50309, Attention of G.R. Neumann, Esq.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchaser and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise indicated.

     SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.























































          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding Agreement between the Initial Purchaser and the Offerors in accordance with its terms.

                              Very truly yours,

                              EQUITABLE OF IOWA COMPANIES


                              By: /s/ Paul E. Larson
                                  _______________________________
                                Name:  Paul E. Larson
                                Title: Executive Vice President
                                    and Chief Financial Officer

                              EQUITABLE OF IOWA COMPANIES CAPITAL
                              TRUST II


                              By: /s/ Paul E. Larson
                                  _______________________________
                                   Title:  Administrative Trustee


                              By: /s/ Fred S. Hubbell
                                  _______________________________
                                   Title:  Administrative Trustee


                              By: /s/ John A. Merriman
                                  _______________________________
                                   Title:  Administrative Trustee


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated


By:/s/ John P. Tullsen, Jr.
   __________________________________
     Authorized Signatory